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                                                                     EXHIBIT 5.1

                      [BALLARD SPAHR ANDREWS & INGERSOLL LETTERHEAD]

                                                               November 21, 1997

AMB Property Corporation
505 Montgomery Street
San Francisco, California 94111

     Re: AMB Property Corporation, a Maryland corporation to be formed,(the "Company") - Registration Statement on Form S-11 pertaining to Thirteen Million Eight Hundred Thousand (13,800,000) shares (the "Original Shares") of common stock, par value one cent ($.01) per share ("Common Stock") and Rule 462(b) Registration Statement pertaining to 2,300,000 additional shares of Common Stock (the "Additional Shares")

Ladies and Gentlemen:

     In connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act") of the Original Shares on Form S-11 filed with the Securities and Exchange Commission (the "Commission") on or about September 18, 1997, as amended, and the Additional Shares on an abbreviated registration statement pursuant to Rule 462(b) filed, or to be filed, with the Commission on or about November 21, 1997 (the "Rule 462(b) Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     We have acted as special Maryland corporate counsel to the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company and for purposes of this letter, we have examined the following documents: (i) the corporate charter of the Company (the "Charter") represented by a copy of the Articles of Incorporation which are to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") on or before November 26, 1997 (the actual date of such filing is hereinafter referred to as the "Incorporation Date"); (ii) the bylaws of the Company (the "Bylaws") which are to be adopted on the Incorporation Date;
(iii) resolutions of the Board of Directors of the Company (the "Directors' Resolutions"), and resolutions of the sole stockholder
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BALLARD SPAHR ANDREWS & INGERSOLL

AMB Property Corporation
November 21, 1997
Page 2

of the Company (the "Stockholder's Resolutions") which are to be adopted on the Incorporation Date; (iv) the Registration Statement; and (v) such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In reaching the opinions set forth below, we have assumed the following:
(a) all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile or photostatic copies conform to the original documents; all signatures on all documents submitted to us for examination are genuine; all statements and information contained therein are true and correct; and all public records reviewed are accurate and complete; (b) the Company will be incorporated by the filing of the Charter, in the form reviewed by us with no modifications or revisions, with the SDAT, and the acceptance of the Charter for record by the SDAT on the Incorporation Date; (c) the Bylaws and the Directors' Resolutions, in the forms reviewed by us with no modifications or revisions, will be duly adopted by the Board of Directors of the Company on the Incorporation Date, subsequent to the incorporation of the Company, and the actions authorized by the Directors' Resolutions will be carried out by the Company in a timely manner including, but not limited to, the issuance of shares of stock to the sole stockholder of the Company on the Incorporation Date; (d) the Stockholder's Resolutions, in the form reviewed by us with no modifications or revisions, will be duly adopted by the sole stockholder of the Company on the Incorporation Date, subsequent to the incorporation of the Company and the adoption of the Directors' Resolutions; and
(e) none of the Additional Shares will be issued or transferred in violation of the provisions of Section (e) of Article IV of the Charter entitled "Restrictions on Ownership and Transfer to Preserve Tax Benefits."

     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that as of the Incorporation Date, the Additional Shares will have been duly authorized by all necessary corporate action on the part of the Company, and the Additional Shares will, upon issuance and delivery in accordance with and subject to the terms and conditions described in the Registration Statement against payment of the purchase price therefore as determined by the Board of Directors of the Company or a committee thereof, be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the Rule 462(b) Registration


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BALLARD SPAHR ANDREWS & INGERSOLL

AMB Property Corporation
November 21, 1997
Page 3

Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

     The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.


                                        Very truly yours,

                                        /s/  BALLARD SPAHR ANDREWS & INGERSOLL